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                                                                   EXHIBIT 10.12

                                  SYNAVANT INC.

               REPLACEMENT PLAN FOR IMS HEALTH EQUITY-BASED AWARDS

1.   PURPOSE OF THE PLAN

     The purpose of the Synavant Inc. Replacement Plan for IMS Health Equity-Based Awards (the "Plan") is to provide for the grant by Synavant Inc. (the "Company") to certain Eligible Holders (as defined herein) of stock options and restricted stock units relating to Company Common Stock to replace such Eligible Holders' awards under stock option and other equity-based plans of IMS Health Incorporated ("IMS Health"), which awards were cancelled pursuant to the spinoff of the Company from IMS Health. The Company expects that the Plan will help it to retain employees and service providers and to motivate them to exert their best efforts on behalf of the Company and its subsidiaries by providing incentives through the replacement awards. The Company also expects that it will benefit from the added interest which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company's success. The Company intends that the material terms of the replacement awards, except for the number and kind of Shares subject to the award and any exercise price per Share, be substantially identical to the terms of the cancelled IMS Health awards, in order to preserve the economic value of such cancelled awards.

2.   DEFINITIONS

     The following capitalized terms used in the Plan have the meanings set forth in this Section:

     (a) ACT: The Securities Exchange Act of 1934, as amended. References to any provision of the Act or rule thereunder shall include any successor provision or rule.

     (b) AWARD: A Replacement Option or award of Replacement Restricted Stock Units granted pursuant to the Plan.

     (c)  BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act.

     (d)  BOARD: The Board of Directors of the Company.

     (e) CHANGE IN CONTROL: The occurrence of any of the following events after the Effective Date:

          (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

          (ii) during any period of twenty-four months or less (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take


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               or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or who were new directors (subject to the exclusions set forth above in this Section 2(e)(ii)) whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii)the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company (if it is the surviving parent) or such surviving entity; provided, however, that, if consummation of the corporate transaction referred to in this Section 2(e)(iii) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that, if consummation of the transaction referred to in this Section 2(e)(iv) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; or

          (v) the Board determines that a Change in Control shall be deemed to have occurred for purposes of the Plan, provided that the Board may impose limitations on the effects of a Change in Control on any Award or otherwise if the Change in Control has occurred under this Section 2(e)(v) and not under other subsections of this Section 2(e).

     (f)  CODE: The Internal Revenue Code of 1986, as amended.

     (g)  COMMITTEE: The Compensation and Benefits Committee of the Board.

     (h)  COMPANY: Synavant Inc., a Delaware corporation.


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          (i)  DISABILITY: Inability of a Participant to perform the services for the Company and its Subsidiaries required by his or her employment with or service to the Company due to any medically determinable physical and/or mental incapacity or disability which is permanent. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered to have a Disability unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (j) EFFECTIVE DATE: The date on which the Plan takes effect, as specified in Section 11(i) of the Plan.

          (k) ELIGIBLE HOLDER: A former employee or other service provider of IMS Health as to whom the Company is obligated to grant Awards replacing IMS Health options and awards pursuant to the Employee Benefits Agreement.

          (l)  EMPLOYEE BENEFITS AGREEMENT: The Agreement, dated as of      ,
               2000, by and between the Company and IMS Health whereby the Company undertook to grant replacement Awards to Eligible Holders in connection with the Spinoff.

          (m) FAIR MARKET VALUE: Unless otherwise determined by the Committee, on a given date, the arithmetic mean of the high and low sales prices of Shares as reported for such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or on the automated quotation system on such Shares are designated for trading, or, if there is no reported sale for that date, for the latest preceding date on which there was a reported sale.

          (n)  IMS HEALTH: As such term is defined in Section 1 hereof.

          (o)  OPTION: A replacement option granted under this Plan.

          (p) PARTICIPANT: An Eligible Holder who has been granted an Award under the Plan.

          (q) PERSON: As such term is used for purposes of Section 13(d) or 14(d) of the Act.

          (r)  PLAN: As such term is defined in Section 1 hereof.

          (s) REPLACEMENT OPTION: A stock option granted to an Eligible Holder pursuant to Section 6 of the Plan as a replacement for an option previously granted by IMS Health (including IMS Health options replacing predecessor or acquired companies' options).

          (t) REPLACEMENT RESTRICTED STOCK UNITS: Restricted stock units granted to an Eligible Holder pursuant to Section 7 as a replacement for restricted stock units previously granted by IMS Health.

          (u) SHARES: Shares of common stock, par value $0.01 per Share, of the Company.

          (v) SPINOFF: The distribution of the Shares owned by IMS Health to the holders of record of shares of IMS Health.


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          (w)  SUBSIDIARY: A subsidiary corporation, as defined in Section
               424(f) of the Code.

3.   SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is equal to the aggregate number of Shares subject to replacement Awards granted by the Company pursuant to the Employee Benefits Agreement. Shares shall consist of unissued Shares, except that the Board or the Committee may instead determine to deliver treasury Shares. Shares may be issued or delivered under the Plan only in connection with replacement awards.

4.   ADMINISTRATION

     (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Actions validly taken prior to the Effective Date by the committee or other authorized decision-maker with regard to the options and awards replaced by Awards under this Plan shall be binding terms of the Awards granted hereunder.

     (b) LIMITATION OF LIABILITY. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

5.   ELIGIBILITY

     Only Eligible Holders will be eligible to receive grants of replacement Awards. Awards hereunder only will be granted in replacement of like IMS Health awards held by Eligible Holders immediately prior to the Spinoff. The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service of an Eligible Holder and shall not lessen or affect the right to terminate the employment or service of such Eligible Holder.

6.   TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be non-qualified stock options, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

     (a) GRANT OF REPLACEMENT OPTIONS; TERMS CONTINUE, INCLUDING VESTING AND EXERCISABILITY. As provided in the Employee Benefits Agreement, immediately prior to the Spinoff each unexercised stock


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option held by an Eligible Holder that was granted by IMS Health and not theretofore exercised or cancelled shall be cancelled, and such Eligible Holder shall receive a Replacement Option pursuant to this Plan. The number of Shares covered by each Replacement Option shall be determined by the Board or the Committee, promptly after the Spinoff, in accordance with the Employee Benefits Agreement. Unless otherwise specified in this Plan or determined by the Committee, all other terms of the Replacement Options, including the times at which the Options become vested and exercisable, shall remain substantially identical to those of the cancelled IMS Health stock options as set forth in the applicable IMS Health Plan and related option agreement(s), except that rights and obligations of IMS Health have been assumed by the Company.

     (b) FORFEITURE AND POST-TERMINATION EXERCISE TERMS OF OPTIONS. In furtherance of Section 6(a), this provision and Attachments to the Plan set forth the standard vesting and forfeiture terms relating to termination of employment by the Company and its Subsidiaries under specific IMS Health plans. The terms of individual awards under those plans may vary, however, in which case such individualized terms of the replaced option as in effect immediately prior to the Spinoff shall govern the Replacement Option rather than the standard provisions set forth or referenced herein:

     (i)  The 1998 IMS Health Incorporated Key Employees Stock Incentive Plan:
          As set forth in Attachment A hereto.

     (ii) The 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, replacing options granted under the 1996 Cognizant Corporation Key Employees Stock Incentive Plan: As set forth in Attachment B hereto.

     (iii)The 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, replacing options originally granted under the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries and the 1982 Key Employees Stock Option Plan for The Dun & Bradstreet
          Corporation: As set forth in Attachment C hereto.

     (iv) The 1998 IMS Health Incorporated Stock Option Plan for Former Employees of Pharmaceutical Marketing Services Inc.: As set forth in the agreements evidencing such options in effect immediately prior to the Spinoff.

     (v) Other IMS Health plans under which Eligible Holders hold options: As set forth in the agreements evidencing such options in effect immediately prior to the Spinoff.

     (c) EXERCISE OF OPTIONS. Unless otherwise specified in this Plan or the award agreement relating to the replaced option, or otherwise determined by the Committee, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence or (B) the date of sale by a broker of all or a portion of the Shares being purchased pursuant to clause (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Eligible Holder
(i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the Shares being purchased. No Eligible Holder shall have any rights to dividends or other rights of a



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stockholder with respect to Shares subject to an Option until the Eligible
Holder has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

7.   TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

     As provided in the Employee Benefits Agreement, immediately prior to the Spinoff each restricted stock unit relating to IMS Health Common Stock held by an Eligible Holder that was granted by IMS Health and not theretofore settled shall be cancelled, and such Eligible Holder shall receive a grant of Replacement Restricted Stock Units pursuant to this Plan. The number of Replacement Restricted Stock Units granted shall be determined by the Board or the Committee, promptly after the Spinoff, in accordance with the Employee Benefits Agreement. Unless otherwise specified in this Plan or determined by the Committee, all other terms of the Replacement Restricted Stock Units, including the times at which the Replacement Restricted Stock Units will become vested and will be settled, shall remain substantially identical to those of the cancelled IMS Health restricted stock units as set forth in the applicable IMS Health Plan and IMS Health restricted stock units agreement(s), except that rights and obligations of IMS Health have been assumed by the Company.

8.   ADJUSTMENTS UPON CERTAIN EVENTS; CHANGE IN CONTROL

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

     (a) GENERALLY. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any large, special, and non-recurring distribution to Stockholders, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price, and/or (iii) any other affected terms of such Awards (including making provision for the payment of cash, other Awards or other property in respect of any outstanding Award).

     (b) CHANGE IN CONTROL. Except as otherwise provided in an Award agreement or, with respect to Replacement Options replacing options originally granted by The Dun & Bradstreet Corporation, in the 1996 Cognizant Corporation Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

9.   NONTRANSFERABILITY OF AWARDS

     An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution and, during the lifetime of a Participant, an Option shall be exercisable only by such Participant; except that (i) Awards and related rights shall be transferred to a Participant's beneficiaries upon the death of the Participant, and (ii) Awards and other rights (other than incentive stock options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and rights thereunder may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are


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then permitted by the Committee, subject to any terms and conditions which the
Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). An Award exercisable after the death of a Participant may be exercised by the beneficiaries, legatees, personal representatives or distributees of the Participant.

10.  AMENDMENTS OR TERMINATION

     (a) CHANGES TO THE PLAN. The Board may amend, alter or discontinue the Plan, except that (i) any amendment or alteration shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if
(x) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit amendments or alterations to stockholders for approval, (y) such amendment or alteration would materially increase the number of Shares reserved for the purposes of the Plan, or (z) such amendment, if adopted with respect to the plan under which any affected original award was granted, would require stockholder approval under the terms of such plan were it still in effect; and (ii) without the consent of a Participant, no amendment or alteration shall materially impair any of the Participant's rights under an Award theretofore granted to such Participant. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 8(b) of the Plan after the occurrence of a Change in Control without the consent of any affected Participant.

     (b) CHANGES TO OUTSTANDING AWARDS. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except that the Committee may not amend or alter an Award theretofore granted if such action would result in an Award having terms that would not have been authorized or permitted for such Award under the Plan or the plan under which the original award was granted and if an amendment to the plan under which the original award was granted to authorize or permit such amended or altered terms would require stockholder approval under applicable law or regulations or the terms of such plan. The foregoing notwithstanding, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

11.  MISCELLANEOUS PROVISIONS

     (a) TAX WITHHOLDING. The Committee shall require payment of any amount it may determine to be necessary to withhold for minimum statutory withholding requirements for federal, state, local or other taxes as a result of the exercise or settlement of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by
(a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

     (b) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other amounts relating to an Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in


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compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

     (c) COMPLIANCE WITH CODE SECTION 162(m). In the case of Awards granted to Participants who are likely to be "covered employees" as defined under Code
Section 162(m) at the time compensation becomes taxable to such Participant under such Awards, if such Awards replaced awards that qualified as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, the Company intends that, to the greatest extent practicable, such Awards continue to qualify as such "performance-based compensation." Accordingly, the terms of the Plan and such Award shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or an agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives. To the extent necessary to comply with Section 162(m), all material terms applicable to the original award which is replaced by an Award under this Plan (including any per-person limitation on the amount of compensation that may be earned under such award) shall continue to apply to the replacement Award.

     (d) CERTAIN LIMITATIONS RELATING TO ACCOUNTING TREATMENT OF AWARDS. Other provisions of the Plan notwithstanding, the terms of Committee's authority under the Plan and the terms of each Award under the Plan are limited to the extent necessary to ensure that such Award, at the time of grant, does not result in the measurement of additional compensation expense by the Company under APB 25 and, at and after grant, is not subject to "variable" accounting. Thus, if the terms of this Plan operate to modify the terms of an IMS Health award in a way which would trigger measurement of additional accounting expense upon grant of the replacement Award under this Plan, the terms of this Plan are automatically limited to the extent necessary to avoid such additional accounting expense. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and (ii) if any authority retained with respect to a Change in Control would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

     (e) SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     (f) INTERNATIONAL PARTICIPANTS. With respect to Participants who reside or work outside the United States of America and either who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code or whose Awards are not intended to qualify as "performance-based compensation" under Section 162(m), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with local laws, regulations, or customs or otherwise to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

     (g) NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan of the Plan and grant of Awards


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hereunder shall not be construed as creating any limitations on the power of the
Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such other arrangements may be either applicable generally or only in specific cases.

     (h) CHOICE OF LAW. The Plan shall be governed by and construed in accordance with the Delaware General Corporation Law, the laws of the State of Georgia applicable to contracts made and to be performed therein, without regard to principles of conflicts of law, and applicable federal law; provided, however, that questions regarding outstanding Awards will be resolved in accordance with the choice of law provision in the plan under which the original award was granted.

     (i) EFFECTIVENESS OF THE PLAN. The Plan shall be effective as of the date on which the Shares that are owned by IMS Health become distributable to the holders of record of shares of IMS Health in the Spinoff.


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                                                                    Attachment A

      Standard Termination and Forfeiture Provisions Applicable to Options
                   Replacing Options Originally Granted Under
       The 1998 IMS Health Incorporated Key Employees Stock Incentive Plan

     The following sets forth the standard terms applicable to Replacement Options which replace options originally granted under the 1998 IMS Health Incorporated Key Employees Stock Incentive Plan (the "KESIP") in case of termination of the Participant's employment with the Company and its Subsidiaries. Capitalized terms have the meanings set forth in the Synavant Inc. Replacement Plan for IMS Health Equity-Based Awards, unless the context otherwise requires:

     (a)  CERTAIN DEFINITIONS.

     (i) DISABILITY: Inability of a Participant to perform the services for the Company and its Subsidiaries required by his or her employment with the Company due to any medically determinable physical and/or mental incapacity or disability which is permanent. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

     (ii) RETIREMENT: Termination of employment with the Company or a Subsidiary after such Participant has attained age 65 or age 55 and five years of service with the Company. The foregoing notwithstanding, in the case of Awards replacing awards granted under the KESIP prior to July 21, 1999, the term "Retirement" shall mean termination of employment after the Participant has attained age 65 or with the prior written consent of the Committee that a termination prior to age 65 be treated as a Retirement, except that the Committee (or a duly authorized committee of IMS Health prior to the Spinoff) may determine that the term Retirement as used in respect of specified awards originally granted prior to July 21, 1999 shall be defined as set forth in the first sentence of this definition.

     (b) EXERCISABILITY UPON TERMINATION OF EMPLOYMENT BY DEATH OR DISABILITY. If a Participant's employment with the Company and its Subsidiaries terminates by reason of death or Disability after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full (i.e., become non-forfeitable) and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

     (c) EXERCISABILITY UPON TERMINATION OF EMPLOYMENT BY RETIREMENT. If a Participant's employment with the Company and its Subsidiaries terminates by reason of Retirement after the date of grant of an Option, the Participant's unexercised Option may thereafter be exercised only during the period ending at the earlier of five years after such Retirement or the stated expiration date of such Option (the "Post-Retirement Exercise Period"), provided that such Option shall be exercisable during such Post-Retirement Exercise Period only to the extent such Option was exercisable at the time of such Retirement. The foregoing notwithstanding, the Committee may, in its sole discretion, accelerate the vesting of the unvested portion of such Option held by a Participant upon such Participant's Retirement, meaning such Option shall not be forfeited as provided herein and shall thereafter become exercisable to the extent and at such times as such portion of the Option would have become both vested and


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exercisable during the Post-Retirement Exercise Period had the Participant's
employment not been terminated; PROVIDED, HOWEVER, that if a Participant dies within a period of five years after such termination of employment, an unexercised Option (to the extent not previously forfeited) may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or
(ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death.

     (d) EFFECT OF OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, the Participant's unexercised Option may thereafter be exercised during the period ending 90 days after the date of such termination of employment, but only to the extent such Option was exercisable at the time of such termination of employment, and in no event may such Option be exercised after its stated expiration date. The foregoing notwithstanding, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant if such Participant is terminated from employment without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.


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

                                                                    Attachment B

      Standard Termination and Forfeiture Provisions Applicable to Options
                   Replacing Options Originally Granted Under
        The 1996 Cognizant Corporation Key Employees Stock Incentive Plan

     The following sets forth the standard terms applicable to Replacement Options which replace options granted under the 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, which options replaced options originally granted under the 1996 Cognizant Corporation Key Employees Stock Incentive Plan, in case of termination of the Participant's employment with the Company and its Subsidiaries. Capitalized terms have the meanings set forth in the Synavant Inc. Replacement Plan for IMS Health Equity-Based Awards, unless the context otherwise requires:

     (a)  CERTAIN DEFINITIONS.

     (i) DISABILITY: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether an Eligible Holder has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. An Eligible Holder shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

     (ii) RETIREMENT: Termination of employment with the Company or a Subsidiary after the Eligible Holder has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

     (b) EXERCISABILITY OF A REPLACEMENT OPTION UPON TERMINATION OF EMPLOYMENT BY DEATH OR DISABILITY. If an Eligible Holder's employment with the Company and its Subsidiaries terminates by reason of death or Disability after the date of grant of a Replacement Option, (i) the unexercised portion of such option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of such option or (B) five years after the date of death or Disability.

     (c) EXERCISABILITY OF A REPLACEMENT OPTION UPON TERMINATION OF EMPLOYMENT BY RETIREMENT. If an Eligible Holder's employment with the Company and its Subsidiaries terminates by reason of Retirement after the date of grant of a Replacement Option, an unexercised Replacement Option may thereafter be exercised during the shorter of (i) the remaining stated term of such option or
(ii) five years after the date of such termination of employment (the "Post-Retirement Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if an Eligible Holder dies within a period of five years after such termination of employment, an unexercised Replacement Option may thereafter be exercised, during the shorter of (i) the remaining stated term of such option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such option was exercisable at the time of such termination of employment or becomes exercisable during the Special Exercise Period.


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

     (d) EFFECT OF OTHER TERMINATION OF EMPLOYMENT. If an Eligible Holder's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, an unexercised Replacement Option may thereafter be exercised during the period ending 90 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment.


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

                                                                    Attachment C

      Standard Termination and Forfeiture Provisions Applicable to Options
                   Replacing Options Originally Granted Under
  The 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation
          and Subsidiaries and the 1982 Key Employees Stock Option Plan
                      for The Dun & Bradstreet Corporation

     The following sets forth the standard terms applicable to Replacement Options which replace options granted under the 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, which options replaced options originally granted under the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries and the 1982 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation, in case of termination of the Participant's employment with the Company and its Subsidiaries. Capitalized terms have the meanings set forth in the Synavant Inc. Replacement Plan for IMS Health Equity-Based Awards, unless the context otherwise requires:

     (a)  CERTAIN DEFINITIONS.

     (i) DISABILITY: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether an Eligible Holder has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. An Eligible Holder shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

     (ii) RETIREMENT: Termination of employment with the Company or a subsidiary after the Participant has attained age 55 and completed ten or more years of employment with the Company and its Subsidiaries (including predecessors which issued the original option or prior replacements); or after the Participant has attained age 65, regardless of the length of such Participant's employment the Company or predecessors.

     (b) EXERCISABILITY OF REPLACEMENT OPTION UPON TERMINATION OF EMPLOYMENT BY DEATH. If a Participant's employment by the Company or a Subsidiary terminates by reason of death the Replacement Option thereafter may be exercised, during the three years after the date of death or the remaining stated period of such option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the three-year period after the date of death in accordance with its terms.

     (c) EXERCISABILITY OF REPLACEMENT OPTION UPON TERMINATION OF EMPLOYMENT BY DISABILITY OR RETIREMENT. If a Participant's employment by the Company or a Subsidiary terminates by reason of Disability or Retirement, the Replacement Option thereafter may be exercised, during the five years after the date of such termination of employment or the remaining stated period of such Option, whichever period is shorter, to the extent to which such Option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the Participant dies within a period of five years after such termination of employment, any unexercised Option may be exercised thereafter, during either (1) the period ending on the later of (i) five years after such termination of employment and (ii) one year after the date of death or

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

(2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the remainder of the five-year period after such termination of employment in accordance with its terms.

     (d) EFFECT OF OTHER TERMINATION OF EMPLOYMENT. If an Eligible Holder's employment terminates for any reason, other than Disability, death or Retirement, each Replacement Option held by such Eligible Holder shall thereupon terminate.


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